EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 52 to the Registration Statement (File Nos. 2-68918 and 811-3090) (the “Registration Statement”) of MFS® Series Trust VII (the “Trust”), of my opinion dated July 11, 2012, appearing in Post-Effective Amendment No. 43 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 11, 2012.

BRIAN E. LANGENFELD
Brian E. Langenfeld
Assistant Secretary

Boston, Massachusetts

November 24, 2015